Exhibit 99.4



PROXY

J.P. MORGAN & CO. INCORPORATED

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY FOR SPECIAL MEETING OF STOCKHOLDERS, DECEMBER 22, 2000

The undersigned hereby constitutes and appoints Francis J. Morison, Martha J. Gallo and Rachel F. Robbins, and each of them, the true and lawful agents and proxies of the undersigned with full power of substitution in each, to represent the undersigned at the Special Meeting of Stockholders of J.P.
MORGAN & CO. INCORPORATED to be held at 23 Wall Street, New York, New York, on Friday, December 22, 2000, at 9 a.m., and at any adjournment of said meeting, and to vote, as directed on the reverse side of this card, on all specified matters coming before said meeting.


YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICE BY MARKING THE APPROPRIATE BOX, SEE REVERSE SIDE, BUT YOU NEED NOT MARK ANY BOX IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD TO J.P. MORGAN & CO. INCORPORATED, C/O FIRST CHICAGO TRUST COMPANY, A DIVISION OF EQUISERVE, P.O. BOX 8212, EDISON, NJ 08818-9079.


                                                                SEE REVERSE SIDE

                              FOLD AND DETACH HERE
You may also vote the shares held in this account by telephone or electronically through the Internet 24 hours a day, 7 days a week. Voting by telephone or via the Internet will eliminate the need to mail voted proxy card(s) representing shares held in this account. Your telephone or Internet vote must be received by 12:00 a.m., Eastern Standard time, the day of the meeting, December 22, 2000. To vote please follow the steps below:

     -    HAVE YOUR PROXY CARD AND SOCIAL SECURITY NUMBER AVAILABLE.


     - BE READY TO ENTER THE PIN NUMBER INDICATED ON THE REVERSE SIDE OF THE CARD JUST BELOW THE PERFORATION.

To vote using the telephone:

     - USING A TOUCH-TONE TELEPHONE, DIAL 1-877-PRX-VOTE (1-877-779-8683) FOR CALLS WITHIN THE U.S. AND CANADA. IF YOU ARE CALLING FROM ANOTHER COUNTRY, DIAL 1-201-536-8073.

To vote using the Internet:

     -    LOG ON TO THE INTERNET AND GO TO THE WEBSITE
          HTTP://WWW.EPROXYVOTE.COM/JPM.

Both voting systems preserve the confidentiality of your vote and will confirm your voting instructions with you. You may also change your selection on the proposal to be voted.

              YOUR VOTE IS IMPORTANT TO US. THANK YOU FOR VOTING.

        PLEASE MARK YOUR
     X  VOTE AS IN THIS
        EXAMPLE.



THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"

                                                  FOR      AGAINST     ABSTAIN

Adoption of the Agreement and Plan                / /        / /         / /
of Merger dated as of September 12,
2000, relating to the merger of
J.P. Morgan & Co. Incorporated with
and into The Chase Manhattan
Corporation.

SIGNATURE (S)                                             DATE

The signer hereby revokes all proxies previously given by the signer to vote at this meeting or any adjournment of the meeting. NOTE: Please sign exactly as your name appears on this proxy card. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

                              FOLD AND DETACH HERE

                         J.P. Morgan & Co. Incorporated

                                 Special Meeting
                                       of
                                  Stockholders

                           Friday, December 22, 2000
                                    9:00 a.m.

                         J.P. Morgan & Co. Incorporated
                             Amphitheater, Room 101
                                 23 Wall Street
                              New York, N.Y. 10260

                                IMPORTANT NOTICE

                     IT IS IMPORTANT THAT YOU VOTE, SIGN AND

                  RETURN THE ABOVE PROXY AS SOON AS POSSIBLE.